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                                                                     Exhibit 4.1


             AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT
                                     BETWEEN
                             INTERGRAPH CORPORATION
                                       AND
                      COMPUTERSHARE INVESTOR SERVICES, LLC

      THIS AMENDMENT TO THE AMENDED AND RESTATED RIGHTS AGREEMENT (this "Amendment") is made as of August 31, 2006, between Intergraph Corporation, a Delaware corporation (the "Company"), and Computershare Investor Services, LLC (the "Rights Agent"). Capitalized terms used but not otherwise defined in this Amendment shall have the meanings given them in the Rights Agreement.

      WHEREAS, the Company and the Rights Agent are parties to that certain Amended and Restated Rights Agreement, dated as of March 5, 2002 (the "Rights Agreement");

      WHEREAS, the Company is contemplating entering into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), by and among the Company, Cobalt Holding Company, a Delaware corporation ("Parent"), and Cobalt Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), pursuant to which Merger Sub will be merged with and into the Company with the Company as the surviving corporation thereof (the "Merger");

      WHEREAS, the Board of Directors of the Company has approved the Merger Agreement and the Merger and determined that an amendment to the Rights Agreement as set forth herein is desirable in connection with the execution and delivery of the Merger Agreement, and the Company and the Rights Agent desire to evidence such amendment in writing;

      WHEREAS, upon the execution and delivery of the Merger Agreement, Parent, Merger Sub and/or their Associates and Affiliates may be deemed to be Acquiring Persons under the Rights Agreement, which would trigger certain events pursuant to the terms of the Rights Agreement; and

      WHEREAS, pursuant to Section 26 of the Rights Agreement, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent.

      NOW, THEREFORE, in consideration of the promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Amendment of Section 1: Definition of "Acquiring Person." The definition of "Acquiring Person" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

      "Notwithstanding anything in this Agreement to the contrary, no Person shall be or become an Acquiring Person by reason of (i) the execution and delivery of the

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      Merger Agreement (or any amendment thereto), or of any agreement or document contemplated by the Merger Agreement or in furtherance of the transactions contemplated thereby, or the public announcement of any of the foregoing, or (ii) the consummation of the transactions contemplated thereby, including the Merger."

      2. Amendment of Section 1: Definition of "Adverse Person." The definition of "Adverse Person" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

      "Notwithstanding anything in this Agreement to the contrary, "Adverse Person" shall not mean Parent, Merger Sub or any of their Affiliates or Associates."

      3. Amendment of Section 1: Definition of "Distribution Date." The definition of "Distribution Date" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

      "Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement (or any amendment thereto), or of any agreement or document contemplated by the Merger Agreement or in furtherance of the transactions contemplated thereby, or the public announcement of any of the foregoing, or (ii) the consummation of the transactions contemplated thereby, including the Merger."

      4. Amendment of Section 1: Definition of "Share Acquisition Date." The definition of "Share Acquisition Date" set forth in Section 1 of the Agreement is hereby amended by adding the following sentence to the end of that definition:

      "Notwithstanding anything in this Agreement to the contrary, a Share Acquisition Date shall not be deemed to have occurred by reason of (i) the execution and delivery of the Merger Agreement (or any amendment thereto), or of any agreement or document contemplated by the Merger Agreement or in furtherance of the transactions contemplated thereby, or the public announcement of any of the foregoing, or (ii) the consummation of the transactions contemplated thereby, including the Merger."

      5. Amendment of Section 1: Other Definitions. Section 1 of the Rights Agreement is hereby further amended by adding the following subparagraphs at the end thereof:

            (p) "Amendment" shall mean the Amendment to the Agreement dated as of August 31, 2006 between the Company and the Rights Agent.

            (q) "Parent" shall have the meaning set forth in Section 34 hereof.

            (r) "Merger Sub" shall have the meaning set forth in Section 34 hereof.

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            (r) "Merger" shall have the meaning set forth in the Merger
      Agreement.

            (s) "Merger Agreement" shall have the meaning set forth in Section 34 hereof.

      6. Amendment of Section 11(a)(ii). Section 11(a)(ii) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither (i) the execution and delivery of the Merger Agreement (or any amendment thereto), or of any agreement or document contemplated by the Merger Agreement or in furtherance of the transactions contemplated thereby, or the public announcement of any of the foregoing, nor (ii) the consummation of the transactions contemplated thereby, including the Merger, shall be deemed to be an event described in this Section 11(a)(ii) or cause the Rights to be adjusted or to become exercisable in accordance with this
      Section 11 or otherwise."

      7. Amendment of Section 13(a). Section 13(a) of the Rights Agreement is hereby amended by adding the following sentence to the end thereof:

      "Notwithstanding anything in this Agreement to the contrary, neither (i) the execution and delivery of the Merger Agreement (or any amendment thereto), or of any agreement or document contemplated by the Merger Agreement or in furtherance of the transactions contemplated thereby, or the public announcement of any of the foregoing, nor (ii) the consummation of the transactions contemplated thereby, including the Merger, shall be deemed to be an event described in this Section 13 or cause the Rights to be adjusted or to become exercisable in accordance with this Section 13 or otherwise."

      8. Addition of Section 34. The Rights Agreement is hereby further modified, supplemented and amended by adding the following new Section 34:

      "SECTION 34. MERGER WITH COBALT MERGER CORP.

            The Company, Cobalt Holding Company, a Delaware corporation ("Parent"), and Cobalt Merger Corp., a Delaware corporation and wholly-owned subsidiary of Parent ("Merger Sub"), have entered into an Agreement and Plan of Merger, dated on or about August 31, 2006, (as it may be amended from time to time, the "Merger Agreement") pursuant to which Company agrees, among other things, to merge with Merger Sub, with the Company being the surviving entity and a wholly-owned subsidiary of Parent following the consummation of the merger, according to the terms and conditions set forth in the Merger Agreement (the "Merger"). Notwithstanding anything in this Agreement to the contrary, if the Merger Agreement shall be terminated for any reason, then all of the amendments to this Agreement effected by the Amendment shall be deemed repealed and deleted without any further action on the part of the Company or the Rights Agent."

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      9. Effectiveness. This Amendment shall be deemed effective as of, and immediately prior to, the execution and delivery of the Merger Agreement. The Rights Agreement, as amended by this Amendment, shall remain in full force and effect in accordance with its terms and shall be otherwise unaffected hereby.

      10. Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

      11. Benefits of this Amendment. Nothing in this Amendment shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Right Certificates (and, prior to the Distribution Date, the associated Common Shares) any legal or equitable right, remedy or claim under this Amendment or the Rights; but this Amendment shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights (and, prior to the Distribution Date, the associated Common Shares).

      12. Severability. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

      13. Governing Law. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of said State applicable to contracts to be made and performed entirely within said State.

      14. Counterparts. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  [Remainder of Page Intentionally Left Blank.]

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      IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date and year first above written.

                                 INTERGRAPH CORPORATION

                                 By: /s/ R. Halsey Wise
                                     ------------------------------------------
                                 Name: R. Halsey Wise
                                 Title: President & Chief Executive Officer

                                 COMPUTERSHARE INVESTOR SERVICES, LLC

                                 By: /s/ Keith Bradley
                                     ------------------------------------------
                                 Name: Keith Bradley
                                 Title: Vice President

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